EXHIBIT 99.1

Open Text Posts Record Results For Third

Quarter 2003

License revenue grows 22%, Adjusted EPS Of $0.33 Exceeds Consensus Estimate

WATERLOO, ON —April 23rd, 2003- Open Text™ Corporation (Nasdaq: OTEX; TSX: OTC), provider of Livelink®, the leading collaboration and knowledge management software for the global enterprise, today announced financial results for its third quarter ended March 31, 2003. (1)

Financial Highlights

Revenue and adjusted net income (2) all represent the highest third quarter results ever reported in the Company’s history. Total revenue for the quarter was $44.0 million and was driven by strong license revenue of $19.0 million, up 22% from the same quarter in the previous year, and up 10% from the previous quarter.

Net income for the third quarter in accordance with GAAP was a record $6.8 million, or $0.33 (diluted) earnings per share (EPS), up 65% from $0.20 EPS in the third quarter a year ago. Open Text reported record third quarter adjusted net income of $6.7 million and adjusted EPS of $0.33 exceeding consensus estimates. This represents adjusted pre tax EPS of $0.37, up 32% from the third quarter a year ago and marks the 12th consecutive quarter of profitability.

Operational cash flow for the quarter was $10.7 million. This marks the 15th consecutive quarter of positive operating cash flow and, in the past four quarters, the Company has generated more than $40 million in cash flow from operations.

“By improving productivity and profitability for our global 2000 customers, the Livelink product family continues to demonstrate rapid return on investment. Driven by a record number of new customers, the increased demand for Open Text’s products has resulted in the strongest growth in license revenue in three years”, said Tom Jenkins, CEO of Open Text. “We are very pleased with our record financial performance this quarter and remain committed to profitable growth with a continued focus on generating cash flow from operations.”

Open Text’s largest customers also drove the financial results by continued enterprise-wide adoptions. Customers buying in the quarter included: Airbus SAS, Chiron, Cisco, Lockheed Martin, Enbridge, States of Jersey as well as a number of government agencies. Revenue results for the quarter were broadly based with 53% of the Company’s revenue originating from North America, 43% from Europe and 4% from the Middle East and Asia.

At quarter end, deferred revenue was $37.1 million, up $14.3 million or 62% over a year ago. Livelink maintenance renewal rates continue to be consistently strong with retention rates over 90%. Accounts receivable as of March 31, 2003 was $30.2 million, resulting in days sales outstanding (DSO) of 62 days, down 11 days from a year ago. As of March 31, 2003, cash was $108.1 million or $5.56 per share. The Company has no debt.

Guidance

The Company is increasing guidance for fiscal 2003 (ending June 2003) to revenue of $173M and $1.35 adjusted EPS (pre tax), or $1.27 adjusted EPS (after tax). Open Text is also increasing its revenue guidance for fiscal 2004 taking revenues to $205M, with $1.69 adjusted EPS (pre tax), representing a 25% annual growth rate. The Company advises that a 35% tax rate should be applied to the pre tax earnings for fiscal 2004, which results in $1.10 adjusted EPS (after tax). This tax provision is primarily a non-cash item.

Third Quarter in Review

1.    LiveLinkUp Paris 2003

Global leaders and experts in collaboration and knowledge management will join Pierre Yves Gerbeau, the former CEO of Euro Disney, in speaking at LiveLinkUp Paris 2003, the Company’s annual European User’s Conference May 12-15, 2003. Analysts are welcome and are invited to contact the Open Text Investor Relations department.

More information can be found on the corporate Web site at:

http://www.opentext.com/news/pr.asp?id=1338

2.    Open Text Secures Deal with Largest Fully-Accredited U.S. School District

During the quarter Open Text announced that the School Board of Broward County in Florida purchased the latest version of the FirstClass® Communications Platform, an integrated suite of messaging and communications software. After an intensive evaluation process, Broward County selected the FirstClass system from Open Text over top competitors.

For more information please see the press release at:

http://www.opentext.com/news/pr.asp?id=1334

3.    Open Text Rounds Out Integration Strategy with Corechange Acquisition

The acquisition allows Open Text to offer the most complete array of integration options with Livelink at a critical time when customers are focused on gaining greater ROI from existing systems through improved integration.

For more information please see the press release at:

http://www.opentext.com/news/pr.asp?id=1333

4.    Chiron Selects Livelink for Managing FDA Compliance

Chiron Corporation, a global biopharmaceutical company, selected Livelink to replace its existing systems and to provide a single platform for document management. Chiron will be replacing its legacy systems with Livelink, effectively making Livelink its global standard to meet Chiron’s regulatory and controlled document needs throughout its locations in North America and Europe.

More information can be found on the corporate Web site at:

http://www.opentext.com/news/pr.asp?id=1320

5.    Open Text Acquires Eloquent

Eloquent’s closed-loop “sales readiness” solution, LaunchForce™, is built on a scaleable technology platform designed to deploy corporate knowledge to front-line employees and partners. Benefits of integration with Open Text’s Livelink, the leading collaboration and knowledge management system, include enhancing Livelink MeetingZone™ with live video conferencing, adding Livelink for Sales Readiness, and adding powerful collaboration and knowledge management capabilities to LaunchForce.

For more information please see the press release at:

http://www.opentext.com/news/pr.asp?id=1314

6.    Open Text and Ricoh Corporation Offer Integration

The integration between Ricoh’s Global Scan™ software and Livelink will allow users to navigate information in a Livelink knowledge repository via a touch screen on Ricoh Multifunction Products, which print, scan, copy and fax documents. Users will be able to send documents from the Livelink repository to a networked Ricoh device for printing, copying or fax. They will also be able to scan documents from the Ricoh device into the Livelink repository.

For more information please see the press release at:

http://www.opentext.com/news/pr.asp?id=1336

7.    Upcoming Investor Events

Open Text announced it plans to participate in the following financial conferences hosted by the respective brokerage firm. Note event dates and times are subject to change after the release of this announcement. To confirm a date or learn about Web cast availability, visit the Company’s Web site closer to the event date at: www.opentext.com/investor/investor_events/.

June 3-4, 2003

Merrill Lynch Growth Conference

Toronto, ON Canada

June 09, 2003

South West Securities Investor Conference

Chicago, Illinois

June 19, 2003

South West Securities Best Idea Conference

Milwaukee, Wisconsin

Sept 4-5, 2003

CSFB Global Software Conference

New York

Oct 28-30, 2003

RBC Capital Markets

San Francisco, CA

November 3-4, 2003

AIIM Conference

San Diego, CA

November 6, 2003

LivelinkUp Analyst Day

Las Vegas, NV

Teleconference Call

Open Text invites the public to listen to the Company’s teleconference call concerning financial results for the third quarter of fiscal 2003.

Date:	Wednesday, April 23, 2003

Time:	5:00 p.m. ET / 2:00p.m. PT

Length:	Approximately 60 minutes

Where:	416-640-1907

Please dial the above number approximately 10 minutes before the teleconference is scheduled to begin. The operator will take your name and connect your line with the meeting.

To listen to the call via Web cast, please use the following links:

English URL: www.newswire.ca/webcast/viewEventCNW.html?eventID=511280

French URL: www.cnw.ca/webcast/viewEventCNW.html?eventID=511280

Replay will be available beginning April 23, from 7:00 p.m. ET thru midnight on May 7. For more information and playback instructions:

http://www.opentext.com/investor/investor_events/Q3-2003_Earnings.html

About Livelink

Livelink is the leader in collaboration and knowledge management for the global enterprise. Its richly-featured enterprise services include virtual team collaboration, business process automation, enterprise group scheduling and information retrieval services, all tightly integrated into a solution that is easily customized and extended. Livelink is essential to the effective management and development of communities of interest that span organizations and industries. For everything from the creation of complex e-community relationships to the automation of simple e-business processes, Livelink delivers true dynamic collaboration between individuals, organizations and large trading communities. Livelink servers are fully Web-based and open-architected to ensure rapid deployment and easy access to its full functionality through a standard Web browser. For more information, visit www.opentext.com/livelink/

About Open Text

Since 1991, Open Text Corporation has delivered innovative software that brings people together to share knowledge, achieve excellence, deliver innovation, and enhance processes. Its legacy of innovation began with the successful deployment of the world’s first search engine technology for the Internet. Today, as the leading global supplier of collaboration and knowledge management software for the enterprise, Open Text supports fifteen million seats across 10,000 corporate deployments in 31 countries and 12 languages throughout the world. As a publicly traded company, Open Text manages and maximizes its resources and relationships to ensure the success of great minds working together. For more information, visit www.opentext.com

# # #

This news release may contain forward-looking statements relating to the deployment of Livelink and Livelink MeetingZone by customers, and future performance of Open Text Corporation. Forward-looking statements are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, among others, risks involved in the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the final prospectus for the Company’s initial public offering of common stock in January 1996, Form 10-K for the years ended June 30, 1996, June 30, 1997, June 30, 1998, June 30, 1999, June 30, 2000, June 30, 2001, and June 30, 2002, and 10-Q for the quarters ending September 30, 2002 and December 31, 2002. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright© 2003 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

(1)	Reported under U.S. Generally Accepted Accounting Principles (GAAP). All amounts are in US Dollars.
(2)	Adjusted net income is calculated as net income, excluding the amortization of acquired intangible assets, other income, gain (loss) on investments and income tax on equity gain. Adjusted net income does not have a standardized meaning prescribed by GAAP, and therefore it is unlikely to be comparable to similar measures presented by other companies. Adjusted net income is presented in an effort to measure Open Text’s profitability from recurring operations. The items excluded from the computation of adjusted net income, which are otherwise included in the determination of net income prepared in accordance with GAAP, are items that Open Text considers capable of potentially hindering a comparison of its period-to-period profitability.

(3)	The Company has retained the services of an independent valuator to assist in the purchase price allocations relating to the acquisitions completed during the quarter ended March 31, 2003. Given that these acquisitions were not completed until late in the quarter, the work of the independent valuator is still in the preliminary stages. The Company anticipates that a portion of the balance recorded to goodwill during the quarter ended March 31, 2003 relating to these acquisitions will be reallocated to identifiable intangible assets during the quarter ending June 30, 2003.

CONTACT: Open Text Corporation

Alan Hoverd, 519/888-7111 ext. 2480

ahoverd@opentext.com

Greg Secord, 519/888-7111 ext. 2408

gsecord@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In US Dollars)

(in thousands, except share data)

	March 31, 2003	June 30, 2002
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$108,098	$109,895
Available for sale securities	129	—
Accounts receivable—net of allowance for doubtful accounts of $1,933 as of March 31, 2003 and $1,458 as of June 30, 2002	30,187	33,094
Income taxes recoverable	620	1,194
Prepaid and other assets	3,388	2,530
Future tax asset	1,964	—

Total current assets	144,386	146,713
Capital assets	9,062	8,401
Goodwill, net of accumulated amortization of $12,807 at March 31, 2003 and June 30, 2002 (3)	42,928	24,587
Future tax asset	12,691	—
Other assets	12,961	7,146

	$222,028	$186,847

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$31,850	$18,889
Deferred revenues	34,409	23,927

Total current liabilities	66,259	42,816
Long term liabilities:
Deferred revenues	2,731	—
Accrued liabilities	5,044	—

	7,775	—
Shareholders’ equity:
Share capital 19,450,999 and 19,875,872 Common Shares issued and outstanding at March 31, 2003 and June 30, 2002 respectively	201,938	204,815
Accumulated other comprehensive income:
Securities for sale	65	—
Cumulative translation adjustment	(2,796)	(780)
Accumulated deficit	(51,213)	(60,004)

Total shareholders’ equity	147,994	144,031

	$222,028	$186,847

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In US Dollars)

(in thousands, except per share data)

	Three months ended		Nine months ended
	March 31,		March 31,
	2003	2002	2003	2002
	(unaudited)		(unaudited)
Revenues:
License	$19,025	$15,540	$51,869	$46,122
Customer support	16,190	12,157	44,735	36,368
Service	8,744	9,332	28,024	29,969

Total revenues	43,959	37,029	124,628	112,459
Cost of revenues:
License	1,601	1,076	4,868	3,703
Customer support	2,734	2,149	7,452	6,407
Service	6,606	6,081	20,288	20,278

Total cost of revenues	10,941	9,306	32,608	30,388

Gross profit	33,018	27,723	92,020	82,071
Operating expenses:
Research and development	7,611	6,029	20,624	18,060
Sales and marketing	13,190	11,680	38,991	37,385
General and administrative	3,592	2,967	10,378	9,376
Depreciation	1,297	1,370	3,741	4,265
Amortization of acquired intangible assets	822	1,655	2,047	4,968

Total operating expenses	26,512	23,701	75,781	74,054

Income from operations	6,506	4,022	16,239	8,017
Other income (loss)	876	(107)	1,991	129
Interest income	239	367	971	1,559

Income before income taxes	7,621	4,282	19,201	9,705
Provision for income taxes	829	—	829	289

Net income for the period	$6,792	$4,282	$18,372	$9,416

Adjusted net income for the period*	6,738	6,044	18,428	14,255
Adjusted fully diluted net income per share*	$0.33	$0.28	$0.90	$0.67
Basic earnings per share	$0.35	$0.21	$0.94	$0.47

Diluted earnings per share	$0.33	$0.20	$0.89	$0.44

Weighted average number of Common Shares outstanding—basic	19,408	20,093	19,492	19,947

Weighted average number of Common Shares outstanding—diluted	20,667	21,398	20,568	21,310

*	Excluding the amortization of acquired intangible assets, other income, gain (loss) on investments, and income taxes on equity gain.

OPEN TEXT CORPORATION

CONSOLIDATED STATEMENT OF CASHFLOWS

(In thousands of US Dollars)

	Three months ended		Nine months ended
	March 31,		March 31,
	2003	2002	2003	2002
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income for the period	$6,792	$4,282	$18,372	$9,416
Non-cash items:
Depreciation and amortization	2,119	3,025	5,788	9,233
Gain on sale of investments	(77)	—	(77)	—
Other	—	(672)	—	(919)
Changes in operating assets and liabilities net of assets acquired:
Accounts receivable	1,167	871	7,291	6,428
Prepaid and other assets	238	104	1,574	(344)
Accounts payable and accrued liabilities	(2,191)	(3,199)	(3,267)	(2,913)
Income taxes recoverable	(569)	—	(569)	(315)
Income taxes payable	—	(109)	(177)	(1,934)
Deferred revenues	4,195	4,048	4,591	489
Unrealized foreign exchange gain (loss)	(1,020)	1,660	(1,601)	840

Net cash provided by operating activities	10,654	10,010	31,925	19,981

Cash flows used in investing activities:
Acquisitions of capital assets	(1,223)	(205)	(2,671)	(1,956)
Purchase of Centrinity Inc., net of cash acquired	—	—	(11,369)	—
Purchase of Corechange Inc., net of cash acquired	(2,695)	—	(2,695)	—
Purchase of Eloquent Inc., net of cash acquired	(2,674)	—	(2,674)	—
Purchase of patent	—	—	(1,246)	—
Acquisition of companies	—	—	—	(212)
Purchase of investments	—	—	—	(709)
Proceeds on sale of investment	149	—	149	—
Other	(782)	—	(914)	—

Net cash used in investing activities	(7,225)	(205)	(21,420)	(2,877)

Cash flow from financing activities:
Payments of obligations under capital leases	—	—	—	(14)
Proceeds from issuance of Common Shares	2,361	2,951	4,847	7,407
Repurchase of Common Shares	—	—	(17,302)	(8,259)

Net cash provided by (used in) financing activities	2,361	2,951	(12,455)	(866)

Foreign exchange gain (loss) on cash held in foreign currency	(33)	64	153	243
Increase (decrease) in cash and cash equivalents during the period	5,757	12,820	(1,797)	16,481
Cash and cash equivalents at beginning of period	102,341	91,187	109,895	87,526

Cash and cash equivalents at end of period	$108,098	$104,007	$108,098	$104,007

OPEN TEXT CORPORATION

PROFORMA SUPPLEMENTAL INFORMATION

FOR THE THREE MONTH AND NINE MONTH PERIODS ENDED MARCH 31, 2003 AND 2002

	Reconciliation of adjusted net income
	Three month period ended		Nine month period ended
	March 31, 2003	March 31, 2002	March 31, 2003	March 31, 2002
Net income	6,792	4,282	18,372	9,416
Adjustments:
Amortization of acquired intangible assets	822	1,655	2,047	4,968
Other (income) expense	(876)	107	(1,991)	(129)

Total adjustments	(54)	1,762	56	4,839
Adjusted net income	6,738	6,044	18,428	14,255

Adjusted net income per share (fully diluted)	$0.33	$0.28	$0.90	$0.67

Shares used to compute earnings per share
Fully Diluted	20,667	21,398	20,568	21,310

	Reconciliation of pre-tax adjusted net income
	Three month period ended		Nine month period ended
	March 31, 2003	March 31, 2002	March 31, 2003	March 31, 2002
Income before income taxes	7,621	4,282	19,201	9,705
Adjustments:
Amortization of acquired intangible assets	822	1,655	2,047	4,968
Other (income) expense	(876)	107	(1,991)	(129)

Total adjustments	(54)	1,762	56	4,839
Pre-tax adjusted net income	7,567	6,044	19,257	14,544

Pre-tax adjusted net income per share (fully diluted)	$0.37	$0.28	$0.94	$0.68

Shares used to compute earnings per share
Fully Diluted	20,667	21,398	20,568	21,310